UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma condensed consolidated financial statements of APAC TELESERVICES, INC. ("the Company") gives effect to the acquisition of PARAGREN TECHNOLOGIES, INC. ("Paragren"). The unaudited pro forma financial statements are filed by way of an amendment to the Company's Current Report on Form 8-K filed on August 19, 1997, which describes the acquisition of Paragren.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 29, 1996, reflects the audited historical statement of income of the Company and the unaudited historical statement of operations of Paragren for the year then ended. The unaudited pro forma condensed consolidated balance sheet as of June 29, 1997, and the statement of operations for the twenty-six weeks ended June 29 and 30, 1997, reflect the unaudited historical balance sheets and statements of operations of the Company and Paragren, respectively. Paragren's historical financial statements are based on a June 30 year-end and have been restated herein for pro forma purposes to conform with the Company's year-end financial statements.

The unaudited pro forma condensed financial statements are a presentation of historical results with accounting and other adjustments. The unaudited pro forma condensed financial statements (i) do not reflect the effects of any anticipated changes to be made by the Company to its historical operations;
(ii) are presented for informational purposes only; and (iii) should not be construed to be indicating the results of operations or the financial position of the Company that actually would have occurred had the acquisition of Paragren been consummated as of the dates indicated, or the results of operations or the financial position of the Company in the future.

The unaudited pro forma financial statements reflect the acquisition using the purchase method of accounting. The acquired assets and liabilities of Paragren are stated at values representing a preliminary allocation of the purchase price based upon the estimated fair market values at the date of acquisition. The final purchase accounting allocations will be determined based on the final appraised values which could differ from the estimates used herein. Variations from the final allocations will be recorded in the quarter ending December 28, 1997.

The following unaudited pro forma financial statements and accompanying notes are qualified in their entirety by reference to, and should be read in conjunction with the Company's Management's Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-K for the year ended December 29, 1996, and in its Quarterly Report on Form 10-Q for the twenty-six week period ended June 29, 1997, and the audited financial statements of Paragren as of June 30, 1997, which are also included within this amendment to the Company's Form 8-K filed on August 19, 1997.

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   APAC TeleServices, Inc. and
                  Subsidiaries
 Unaudited Pro Forma Condensed
     Consolidated Statement of
                    Operations
 For the Fifty-Two Weeks Ended
             December 29, 1996
    (000's omitted, except per
                   share data)
                                                          Pro Forma
                               Historical                Adjustments    Combined
                                 APAC       Paragren     (1)(3)(5)      Pro Forma

                   NET REVENUE   $276,443       $1,167                  $277,610

           OPERATING EXPENSES:
              Cost of services    193,967        1,748       $4,203      199,918
          Selling, general and     33,397          323        3,927       37,647
       administrative expenses
              Total operating    227,364        2,071        8,130      237,565
                      expenses
            Income (loss) from     49,079        (904)      (8,130)       40,045
                    operations
             INVESTMENT INCOME        280           40                       320
         INTEREST EXPENSE, NET      (309)                                  (309)
   Income (loss) before income     49,050        (864)      (8,130)       40,056
                         taxes
    PROVISION FOR INCOME TAXES     18,500                   (2,863)       15,637
                     (BENEFIT)
            NET INCOME  (LOSS)    $30,550       $(864)     $(5,267)      $24,419


          Net Income per share      $0.64                                  $0.49
       Weighted average shares     47,935                     2,181       50,116
                   outstanding
   APAC TeleServices, Inc. and
                  Subsidiaries
 Unaudited Pro Forma Condensed
     Consolidated Statement of
                    Operations
For the Twenty-Six Weeks Ended
                 June 29, 1997
    (000's omitted, except per
                   share data)
                                                          Pro Forma
                               Historical                Adjustments    Combined
                                 APAC         Paragren   (1)(3)(5)      Pro Forma

                   NET REVENUE   $181,904       $1,557       		$183,461

           OPERATING EXPENSES:
              Cost of services    131,399        1,748       $1,973      135,120
          Selling, general and     22,306          959        1,964       25,229
       administrative expenses
               Total operating    153,705        2,707        3,937      160,349
                      expenses
            Income (loss) from     28,199      (1,150)      (3,937)       23,112
                    operations
         INTEREST EXPENSE, NET      (638)           10                     (628)
   Income (loss) before income     27,561      (1,140)      (3,937)       22,484
                         taxes
    PROVISION FOR INCOME TAXES     10,475        (457)      (1,366)        8,652
                     (BENEFIT)
            NET INCOME  (LOSS)    $17,086       $(683)     $(2,571)      $13,832

          Net Income per share      $0.36                                  $0.28
       Weighted average shares     48,058                     2,181       50,239
                   outstanding

   APAC TeleServices, Inc. and
                  Subsidiaries
 Unaudited Pro Forma Condensed
    Consolidated Balance Sheet
           As of June 29, 1997
               (000's omitted)
                                                          Pro Forma
                               Historical                Adjustments  Combined
                        ASSETS   APAC       Paragren         (2)     Pro Forma

               CURRENT ASSETS:
     Cash and cash equivalents       $17         $723       $(590)        $150
      Accounts receivable, net    61,228        1,393                   62,621
          Other current assets     3,089          464                    3,553
          Total current assets    64,334        2,580        (590)      66,324
        PROPERTY AND EQUIPMENT   126,384          972                  127,356
            Less - accumulated  (26,607)        (195)                 (26,802)
                  depreciation
   Property and equipment, net    99,777          777                  100,554

                 OTHER ASSETS:
     Capitalized software, net                    769       12,261      13,030
     Workforce and non-compete                               8,830       8,830
                    agreements
                      Goodwill                              18,363      18,363
                  Other assets     1,589           44          830       2,463
            Total other assets     1,589          813       40,284      42,686
                  Total assets  $165,700       $4,170      $39,694    $209,564


 LIABILITIES AND SHARE OWNERS'
                        EQUITY
          CURRENT LIABILITIES:
                 Notes payable   $21,592                    $  800     $22,392
              Accounts payable    14,811         $209                   15,020
          Income taxes payable     2,718                                 2,718
     Other current liabilities    10,899        3,185         (390)     13,694
                 Total current    50,020        3,394          410      53,824
                   liabilities
           LONG-TERM DEBT, NET     1,289                                 1,289

         DEFERRED INCOME TAXES     3,900                     8,769      12,669

         SHARE OWNERS' EQUITY:
              Preferred shares                     22         (22)
                 Common shares       468           80         (58)         490
    Additional paid-in capital    59,213        2,598       29,271      91,082
   Retained earnings (deficit)    50,810       (1,924)       1,324(4)   50,210
           Total share owners'   110,491          776       30,515     141,782
                        equity
         Total liabilities and  $165,700       $4,170      $39,694    $209,564
          share owners' equity

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NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following notes identify the pro forma adjustments made to the historical amounts in the unaudited pro forma condensed consolidated financial statements:

1. The adjustments to the unaudited pro forma condensed statement of operations give effect to the amortization of intangible assets acquired and the related tax benefit attributed to deductible amortization other than goodwill.

2. The adjustments to the unaudited pro forma condensed balance sheet give effect to the preliminary allocation of the Company's purchase price to the tangible and intangible assets acquired, based on a preliminary appraisal, and related deferred income taxes at an assumed tax rate of 40%. The purchase price of $32.7 million was based upon the issuance of 2,180,584 shares of the Company's common stock (common shares were valued at $14.625) and the payment of other direct acquisition costs of $800,000. In conjunction with the transaction, loans and advances due to shareowners/officers in the amount of $590,000 were repaid by the Company.

3. The income tax benefit associated with Paragren's historical loss for the twelve month period ended December 31, 1996, has been recognized as a pro forma adjustment to the provision for income taxes. Additionally, net operating losses amounting to $395,000 not previously recognized in Paragren's historical statement of operations for the six months ended June 30, 1997, have been reflected as a pro forma reduction to the provision for income taxes. The pro forma adjustments reflect the Company's ability to utilize Paragren's deferred tax asset (net operating loss carryforward) within a consolidated group for Federal income tax purposes.

4. The Company assigned $600,000 of the purchase price to in-process research and development costs resulting in a reduction to beginning retained earnings.

5. Pro forma weighted average shares outstanding include the effect of the 2,180,584 shares issued by the Company.